Exhibit 5.1

October 5, 2006

TO THE PARTIES LISTED ON
SCHEDULE A HERETO

  Re:
  MV Oil Trust

        We have acted as special Delaware counsel for MV Oil Trust, a Delaware statutory trust (the "Trust"), solely in connection with the matters set forth herein. This opinion letter is being delivered to you at your request. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Trust Agreement (as hereinafter defined) except that reference herein to any document means such document as in effect on the date hereof.

        In rendering the opinions set forth below, we have examined the originals, or copies certified to our satisfaction, of the following documents:

        a.     The Trust Agreement of the Trust, dated as of August 3, 2006 (the "Original Trust Agreement"), by and among MV Partners, LLC ("MV Partners"), Wilmington Trust Company ("WTC"), and The Bank of New York Trust Company, National Association ("BNY");

        b.     A form of the Amended and Restated Trust Agreement of the Trust (the "Trust Agreement"), attached as an exhibit to the Registration Statement (as hereinafter defined), amending and restating in its entirety the Original Trust Agreement, among MV Partners, WTC and BNY;

        c.     The Registration Statement under the Securities Act of 1933 on Form S-1, as filed with the Securities and Exchange Commission on August 14, 2006 and amended on October 5, 2006 (including the exhibits attached thereto, the "Registration Statement"), relating to the Trust and the sale by MV Partners of the Trust Units; and

        d.     Such other agreements, documents, certificates and other statements of government officials and the Trustee and Delaware Trustee of the Trust and other papers as we deemed relevant and necessary as a basis for such opinions and have relied as to factual matters on representations, warranties and other statements therein.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

        Based upon and subject to the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that as of this date:

        1.     The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (the "DST Act").

        2.     Upon the execution and delivery of the Trust Agreement and the commencement of the transactions described therein and in the Registration Statement, all as described in the Registration Statement, the Trust will have the statutory trust power and authority under the DST Act and the Trust Agreement to own property and conduct its business, all as described in the Trust Agreement, and to perform its obligations thereunder.

        3.     Upon the execution and delivery of the Trust Agreement and the commencement of the transactions described therein and in the Registration Statement, all as described in the Registration Statement, the Trust Agreement will constitute a legal, valid and binding obligation of the parties thereto, enforceable against each of them in accordance with its terms.

        4.     Upon the execution and delivery of the Trust Agreement and the commencement of the transactions described therein and in the Registration Statement, all as described in the Registration Statement, the Trust Units will have been duly authorized for issuance by the Trust and, upon receipt of the consideration for the Trust Units by the Trust and the entry of a notation in an ownership ledger maintained by the Trustee for the purpose of evidencing the ownership of the Trust Units pursuant to Section 4.01 of the Trust Agreement, all as described in the Registration Statement, the Trust Units issued to MV Partners will constitute valid, fully paid and non-assessable beneficial interests in the assets of the Trust, entitled to the benefits of the Trust Agreement.

        5.     Except to the extent otherwise provided in the Trust Agreement, upon the execution and delivery of the Trust Agreement and the commencement of the transactions described therein and in the Registration Statement, all as described in the Registration Statement, pursuant to Section 3803 of the DST Act, the Trust Unitholders will be entitled to the same limitation of personal liability under Delaware Law as is extended to stockholders of private corporations for profit organized under the General Corporation law of the State of Delaware.

        The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations, in addition to those above:

        A.    The foregoing opinions are limited to the laws of the State of Delaware as enacted and currently in effect, excluding the securities and anti-trust laws thereof and laws, rules and regulations relating to the particular nature of the assets of the Trust. We have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.

        B.    The foregoing opinions relating to enforceability are subject to (i) bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance, preferential transfer, liquidation and similar laws relating to or affecting rights and remedies of creditors generally, (ii) principles of equity, including, without limitation, applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), (iii) standards of good faith, fair dealing, course of dealing, course of performance, materiality and reasonableness that may be applied by a court, considerations of public policy and the exercise of judicial discretion, (iv) federal or state securities law and public policy considerations relating to exculpation, indemnification or contribution, (v) the qualification that enforceability may be limited by a refusal to recognize a purported waiver of a statutory right, and (vi) general rules of law that may render an entire agreement unenforceable if any unenforceable provision thereof is essential to the agreed upon exchange.

        C.    We have assumed that each of the parties (exclusive of the Trust) to each of the documents examined by us is an entity that has been duly formed, is validly existing, and, if applicable, in good standing under the laws of its respective jurisdiction of organization. We have also assumed the due authorization, execution and delivery of each of the documents examined by us by each of the parties (exclusive of the Trust) thereto, and the power and authority of such parties. We have also assumed that the documents examined by us do not result in the breach of the terms of, and do not contravene, each party's (exclusive of the Trust to the extent set forth in paragraph 4 above) constituent documents, any law, rule or regulation applicable to it or any contractual restriction binding upon it. We have also assumed that each of the documents examined by us does not (exclusive of the Trust to the extent set forth in paragraph 5 above) require under any law, statute, rule or regulation any filing with, or any approval or consent of, any governmental authority. We have also assumed the legal capacity of any natural persons who are signatories to the documents examined by us.

        D.    We have assumed that each document examined by us constitutes the entire agreement among the parties thereto with respect to the subject matter thereof. We have also assumed that, except as expressly stated in paragraph 3 above, each document examined by us constitutes a legal, valid and binding obligation of each of the parties thereto, enforceable against each of such parties in accordance with its terms. We have also assumed that all conditions precedent set forth in the documents examined by us have been satisfied. Without limiting the generality of the foregoing, we have assumed that the Original Trust Agreement as amended and restated by the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including, without limitation, with respect to the creation, operation and termination of the Trust and that the Trust Agreement and the Trust's certificate of trust are in full force and effect and have not been amended or terminated. We have also assumed that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the DST Act and filing documents with the office of the Secretary of State of the State of Delaware) or employees in the State of Delaware.

        E.    We express no opinion on or under the Uniform Commercial Code (including as in effect in the State of Delaware) and the extent to which any filings thereunder may be required in connection with the transactions contemplated by the Trust Agreement. We express no opinion as to the creation, attachment, perfection or priority of any security interest or other rights in or title to any properties or other assets described in the Trust Agreement or the documents contemplated thereby.

        F.     The opinions rendered herein speak only as of the date of this letter and we undertake no duty to advise you as to any change in law or change in fact occurring after the delivery of this letter that could affect any of the opinions rendered herein.

        G.    We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

        This opinion is for your benefit and may not be disclosed to or relied upon by any other person without our prior written consent.

        We hereby consent to the use of this opinion in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                      Very truly yours,

                      /s/ Dorsey & Whitney (Delaware) LLP

Schedule A

MV Partners, LLC

Wilmington Trust Company

The Bank of New York Trust Company, National Association

MV Oil Trust